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                                                                    Exhibit 3(b)

                                                                        Amended:
                                                                  April 21, 1992
                                                                  April 20, 1993
                                                                  April 17, 1997

                              BANCFIRST OHIO CORP.
                              CODE OF REGULATIONS
                              -------------------


                                    ARTICLE 1

                                Title and Offices
                    (Corporation name amended April 21, 1992)

         Section 1.1. TITLE. The title of this corporation shall be BancFirst Ohio Corp. (hereinafter sometimes referred to as the "Corporation").

         Section 1.2. PRINCIPAL OFFICES. The principal office shall be 422 Main Street, Zanesville, Ohio 43701 and at such location as designated by the Board of Directors.

         Section 1.3. OTHER OFFICES. The Corporation shall also have offices at such other places without, as well as within, the State of Ohio as the Board of Directors may determine.

         Section 1.4. CHANGE IN LOCATION. The Board of Directors shall have the power to change the location of the principal office of this Corporation to any other place within or outside the State of Ohio without the approval of the shareholders of this Corporation and shall have the power to change the location of any branch or branches of this Corporation to any other location without the approval of the shareholders of this Corporation.


                                    ARTICLE 2

                            Meetings of Shareholders
              (Section 2.4 amended in its entirety April 20, 1993)

         Section 2.1. ANNUAL MEETING. The annual meeting of shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other places as the Board of Directors may designate, on the day of each year specified therefore by the Board of Directors, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

         Section 2.2. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, President of the Corporation or a majority of the Board of Directors acting with or without a meeting, or by any three or more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of the Corporation.


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         Section 2.3 NOTICE OF MEETINGS. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Corporation.

         Section 2.4 QUORUM. At any meeting of the shareholders, the holders of 33-1/3% of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

         At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of such voting shares as are represented in person or by proxy, except when a greater proportion is required by law, the Articles of Incorporation or this Code of Regulations.

         Section 2.5. PROXIES. Any shareholder of record shall be entitled to be represented at such meetings by proxy or proxies appointed by a written, signed authorization by such shareholder. No appointment of a proxy shall be valid longer than eleven (11) months after it is made, unless the writing specifies the date on which it is to expire or the length of time it is to continue in force. The presence of a shareholder at a meeting shall not revoke the appointment of a proxy. A shareholder, without affecting any vote previously taken, may revoke such vote by giving notice to the Corporation in writing or in open meeting.

         Section 2.6. VOTING. At any meeting of shareholders, each shareholder of the Corporation shall, except as otherwise provided by law, by the Articles of Incorporation or by these Regulations be entitled to one vote in person or by proxy for each share of the Corporation registered in his name on the books of the Corporation, (1) on the record date for the determination of shareholders entitled to vote at such meeting, or (2) if no such record date shall have been fixed, then at the time of such meeting. No shareholder of this Corporation shall be entitled to cumulate his voting power.

         Section 2.7. INSPECTORS OF ELECTIONS. Inspectors of elections may be appointed and act as provided in Section 1701.50, Ohio Revised Code, or any future statute of like tenor or effect.

         Section 2.8. RECORD DATE. The Board of Directors may fix a record date for any lawful purpose, including without limitation the determination of shareholders entitled to: (a) receive notice of or to vote at any meeting, (b) receive payment of any dividend or other distribution, (c) receive or exercise rights of purchase of, subscription for, or exchange or conversion of, shares of other securities, subject to any contract right with respect thereto, or (d) participate in the execution of written consents, waivers, or releases. Any such record date shall not be more than sixty days preceding the date of such meeting, the date fixed for the payment of any dividend or other distribution or the date fixed for the receipt or the exercise of rights, as the case may be.



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         Section 2.9. LIST OF SHAREHOLDERS. The President and Secretary of this
Corporation shall cause to be kept at all times a full and correct list of the names and residences of all of its shareholders, and the number of shares held by each, in the principal office. Such list shall be subject to the inspection of all of the shareholders of the Corporation and the officers authorized to assess taxes under State authority, during business hours of each day in which business may be legally transacted. A copy of such list, verified by the oath of the President or Secretary of the Corporation, shall be transmitted to the Federal Reserve Board within ten days of any demand therefore made by him.


                                    ARTICLE 3

                                    Directors
               (Minium number of directors amended April 17, 1997)

         Section 3.1. NUMBER OF DIRECTORS. The Board of Directors (hereinafter sometimes referred to as the "Board") shall consist of not less than seven nor more than fifteen shareholders, the exact number of such minimum and maximum limits to be fixed and determined from time to time by a vote of the shareholders owning a majority of the stock of the Corporation.

         Section 3.2. ELECTION AND TERMS OF DIRECTORS. The Directors shall be divided into three classes: Class I, Class II and Class III, and each class shall be comprised of an equal number of members of the Board of Directors. The term of office of the initial Class I Directors shall expire at the Annual Meeting of Shareholders in 1991, the term of office of the initial Class II Directors shall expire at the Annual Meeting of Shareholders in 1990, and the term of office of the initial Class III Directors shall expire at the Annual Meeting of Shareholders in 1989, or thereafter in each case when their respective successors are elected and have qualified. At each annual election held after classification of Directors, the Directors chosen to succeed those whose term then expire shall be identified as being of the same class as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting or thereafter when their respective successors in each case are elected and have qualified. If the number of Directors is changed, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all class as nearly equal in number as possible, and any additional Director to any class shall hold office for a term which shall coincide with the terms of such class.

         Section 3.3. NOMINATIONS. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for election of Directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation and to the Chairman, Federal Reserve Board, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of Directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President of the Corporation and to the Chairman, Federal Reserve Board, Washington, D.C., not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholders:



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         (a)      the name and address of each proposed nominee;
         (b)      the principal occupation of each proposed nominee;
         (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee;
         (d)      the name and residence address of the notifying shareholder;
                  and
         (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder.

         Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

         Section 3.4. VACANCIES. The Board of Directors, by vote of majority of the full Board, may, between annual meetings of shareholders, increase or decrease the membership of the Board within the minimum and maximum limits described in Section 3.1 and by like vote appoint qualified persons to fill the vacancies created thereby, or by like vote appoint qualified persons to fill vacancies occurring on the Board for any other reason. All such increases, decreases or appointments shall be subject to the limitations imposed by Section
3.2 of this Article 3.

         Section 3.5. OFFICERS. The Board of Directors shall have the power to appoint and define duties of officers and employees of this Corporation; to waive or require bonds from them and to fix the penalty thereof; to regulate the manner in which Directors shall be elected or appointed, and to appoint Inspectors of the Election; to regulate the manner in which any increase of the capital of the Corporation shall be made; to authorize and issue debt instruments whether or not subordinated; to manage and administer the business and affairs of the Corporation; to make all by-laws that it may be lawful for them to make for the general regulation of the business of this Corporation and the management of its affairs; and generally to do and perform all acts that it may be lawful for a Board of Directors to do and perform.

         Section 3.6. ACTION IN WRITING IN LIEU OF MEETING. Any action which may be authorized or taken at a meeting of the Directors, may be authorized or taken without a meeting with the affirmative vote or approval of, and in writing or writings signed by all the Directors.


                                    ARTICLE 4

                             Committees of the Board

         Section 4.1. AUDIT COMMITTEE. There shall be an Audit Committee appointed by the Board. The Audit Committee shall consist of at least three Directors, exclusive of the active officers of the Corporation, whose duty it shall be to examine, at least once during each calendar year, the affairs of this Corporation, ascertain whether the accounts are correctly kept and the condition of the Corporation corresponds therewith, and other examination procedures deemed necessary to determine whether the Corporation is in a sound and solvent condition and to recommend to the Board such


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changes in the manner of doing  business  which would be deemed  desirable.  The
Audit Committee shall report in writing to the Board, at least annually, the results of its examination. The members of the Audit Committee shall serve for a term to be determined by the Board.

         Section 4.2. EXECUTIVE AND OTHER COMMITTEES. The Directors may create and from time to time abolish or reconstitute an executive committee and any other committee or committees of Directors each to consist of not less than three Directors, and may delegate to any such committee or committees any or all of the authority of the Directors, however conferred, other than that of filling vacancies in the Board of Directors or in any committee of Directors. Each such committee shall serve at the pleasure of the Directors, and shall act only in the intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors. The Directors may adopt or authorize the committees to adopt provisions with respect to the government of any such committee or committees which are not inconsistent with applicable law, the Articles of Incorporation of the Corporation or these regulations. An act or authorization of any act by any such committee within the authority properly delegated to it by the Directors shall be as effective for all purposes as the act or authorization of the Directors. Any right, power or authority conferred in these regulations to the "Directors" or to the "Board of Directors" shall also be deemed conferred upon each committee or committees of Directors to which any such right, power or authority is delegated (expressly, or by general delegation, or by necessary implication) by the Board of Directors.


                                    ARTICLE 5

                                  Capital Stock

         Section 5.1. PRE-EMPTIVE RIGHTS. No holder of shares of the capital stock of any class of the Corporation shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

         Section 5.2. LOST, MUTILATED OR DESTROYED CERTIFICATES. If any certificate for shares is lost, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such terms and conditions as it may deem advisable. The Board of Directors in its discretion may refuse to issue such new certificates until the Corporation has been indemnified by a final order or decree of a court of competent jurisdiction.

         Section 5.3. REGISTERED SHAREHOLDERS. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.



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         Section 5.4. TRANSFER OF SHARES. Any certificate for shares of the
Corporation shall be transferable in person or by attorney upon the surrender of the certificate to the Corporation or any transfer agent for the Corporation (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or its transfer agent may require as to the genuineness and effectiveness of each necessary endorsement. The person in whose name any shares stand on the books of the Corporation shall, to the full extent permitted by law, be conclusively deemed to be the unqualified owner and holder of the shares and entitled to exercise all rights of ownership, for all purposes relating to the Corporation. Neither the Corporation nor any transfer agent of the Corporation shall be required to recognize any equitable interest in, or any claim to, any such shares on the part of any other person, whether disclosed on the certificate or any other way, nor shall they be required to see to the performance of any trust or other obligation.

         Section 5.5. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient or advisable, not inconsistent with these regulations, concerning the issue, transfer and registration of certificates for shares. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.


                                    ARTICLE 6

                              Officers & Employees

         Section 6.1 CHAIRMAN OF THE BOARD. The Board of Directors may appoint one of its members to be Chairman of the Board with powers and duties as may, from time to time, be conferred or assigned by the Board of Directors.

         Section 6.2. PRESIDENT. The Board of Directors shall appoint the President of the Corporation who shall have general executive powers, and who shall have and may exercise any and all other powers and duties permitted by law, regulation or practice, in the office of President, or imposed by the By-Laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

         Section 6.3. SECRETARY. The Board of Directors shall appoint and designate an officer who shall be Secretary of the Board and of the Corporation and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by the By-Laws to be given; shall be custodian of the Corporate seal, records, documents and papers of the Corporation; shall provide for the keeping of proper records of all transactions of the Corporation; shall have and may exercise any and all other powers and duties permitted by law, regulation or practice to the office of the Secretary, or imposed by the By-laws, and shall also perform such other duties as may be assigned from time to time by the Board of Directors.

         Section 6.4. OTHER OFFICERS. The Board of Directors may appoint other officers as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to them by the Board of



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Directors or the President. One officer may be designated by the Board of
Directors to act as Chief Executive Officer in the absence of the President.

         Section 6.5. TENURE OF OFFICE. The President, and all other officers shall hold office for the current year for which the Board was elected unless they shall resign, become disqualified or be removed; and any vacancy occurring in the office of the President shall be filled promptly by the Board of Directors.

         Section 6.6. EMPLOYMENT AGREEMENTS. The Board of Directors may enter into employment agreements with any officers and employees of the Corporation under such terms and conditions permitted by law, regulation or practice at the sole discretion and judgment of the Board.


                                    ARTICLE 7

                          Indemnification and Insurance

         Section 7.1. COSTS INCURRED. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, trustee, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer or employee of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding provided that: (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; (b) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful; and (c) in any action or suit by or in the right of the Corporation, no indemnification shall be made with respect to any amounts paid in settlement or with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         Section 7.2. INDEMNIFICATION PROCEDURE. Any indemnification under
Section 7.1 shall be made by the Corporation only if and as authorized in the specific case upon a determination that indemnification of the Director, trustee, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.1. Such determination shall be made by one of the following methods: (a) by a majority vote of a quorum consisting of Directors of the



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Corporation who were not and are not parties to or threatened with any such action, suit or proceeding; or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested Directors so directs, in a written opinion by independent legal counsel retained by the Corporation, other than an attorney, or a firm having associated with it an attorney who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years; or (c) by the shareholders; or (d) by the Court of Common Pleas of Muskingum County, Ohio or the court in which such action, suit or proceeding was brought.

         Section 7.3. ADVANCE PAYMENT OF COSTS. Expenses, including attorneys' fees, incurred in defending any action, suit or proceeding referred to in
Section 7.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, trustee, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

         Section 7.4. NON-EXCLUSIVE. This indemnification authorized in this Article shall not be deemed exclusive of any other rights to which persons seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 7.5. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, trustee, officer, or employee of the Corporation, or in or was serving at the request of the Corporation as a Director, trustee, officer or employee of another Corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article or under Chapter 1701, Ohio Revised Code.

         Section 7.6. SURVIVAL. The indemnification authorized in this Article shall continue as to a person who has ceased to be a Director, trustee, officer or employee.

         Section 7.7. SUCCESSORS. The indemnification authorized in this Article shall inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Article.


                                    ARTICLE 8

                                 Corporate Seal

         In accordance with Ohio Revised Code Section 1701.13(B), the Board of Directors may adopt and alter a corporate seal and use the same or a facsimile thereof, but failure to affix the corporate seal shall not affect the validity of any instrument provided it is executed by the proper officers.





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                                    ARTICLE 9

                                   Fiscal Year

         The fiscal year of the Corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.


                                   ARTICLE 10

                             Execution of Instrument

         All contracts, checks, drafts, etc., shall be signed by the President or Vice Presidents, or such other officer or officers as may be designated by the Board of Directors.


                                   ARTICLE 11

                              Recorded Information

         The organization papers of this Corporation, the returns of the tellers of the elections, the proceedings of all regular and special meetings of the Directors and of the shareholders, the By-Laws and any amendments thereto, and reports of the committees of Directors shall be recorded in the minute book; and the minutes of each meeting shall be signed by the Secretary and attested by the President.


                                   ARTICLE 12

                        Amendments to Code of Regulations

         The regulations of this Corporation may be amended or new regulations may be adopted by a majority vote of the shareholders or written assent of shareholders entitled to exercise a majority of voting power.


         I, Charles E. White, certify that: (1) I am the duly constituted secretary of BancFirst Corp. and secretary of its Board of Directors, and as such officer am the official custodian of its records; (2) the foregoing Code of Regulations is the Code of Regulations of the association and it is now lawfully in force and effect.


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         I have hereunto affixed my official signature on this 27th day of
March, 1990.

                                            (Signed) /S/Charles E. White
                                            ----------------------------
                                            CHARLES E. WHITE, Secretary







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